                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    WORLD COLOR PRESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            WORLD COLOR PRESS, INC.

                                    THE MILL
                              340 PEMBERWICK ROAD
                          GREENWICH, CONNECTICUT 06831

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1998

To the Stockholders of World Color Press, Inc.:

    You are hereby notified that the annual meeting of stockholders of World Color Press, Inc. (the "Company") will be held at World Color's Northeast Graphics' facility, 291 State Street, North Haven, CT on Wednesday, May 6, 1998, at 10:00 a.m. (local time), for the following purposes:

    1. To elect nine directors to serve for the ensuing year;

    2. To consider and vote on a proposal to adopt the 1998 Stock Option Plan;
       and

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 13, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting.

    We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you can, of course, revoke the proxy at any time before it is actually voted.

                                          By Order of the Board of Directors

                                                  [SIGNATURE]

                                          WORLD COLOR PRESS, INC.
                                          Jennifer L. Adams
                                          SECRETARY

Greenwich, Connecticut

March 27, 1998

                            WORLD COLOR PRESS, INC.

                                    THE MILL
                              340 PEMBERWICK ROAD
                          GREENWICH, CONNECTICUT 06831

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1998

    This proxy statement is being mailed to stockholders of World Color Press, Inc., a Delaware corporation (the "Company" or "World Color"), by order of the Board of Directors (the "Board") of the Company, beginning on or about March 27, 1998, in connection with a solicitation of proxies by the Board for use at the annual meeting of stockholders to be held on Wednesday, May 6, 1998, at World Color's Northeast Graphics' facility, 291 State Street, North Haven, Connecticut and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

    Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

    A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) for the nine persons nominated for election as directors (ii) for the adoption of the 1998 Stock Option Plan and (iii) on such other business or matters which may properly come before the Annual Meeting and all adjournments or postponements thereof, in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to adopt the 1998 Stock Option Plan, the Board has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting.

    Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had outstanding and entitled to vote 38,354,853 shares of Common Stock, each of which is entitled to one vote per share.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, the stockholders will elect nine directors of the Company, each to hold office until the 1999 annual meeting of stockholders and until his/her successor is duly elected and qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless stockholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the nine persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

    Directors are elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum but will not be considered in determining whether each of the nominees has received a majority of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

    The following sets forth certain information, as of March 15, 1998, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

                                               DIRECTOR                 PRINCIPAL OCCUPATION; OFFICE, IF ANY,
NAME                             AGE            SINCE                  HELD IN THE COMPANY; OTHER DIRECTORSHIPS
---------------------------      ---      ------------------  ----------------------------------------------------------
Gerald S. Armstrong........          54   March 1987          Mr. Armstrong is Managing Partner of Arena Capital
                                                              Partners, LLC, a private investment firm, a position he
                                                              has held since February 1998. Prior thereto, Mr. Armstrong was a Partner and a Director of Stonington Partners, Inc.,
                                                              a private investment firm, a position that he had held
                                                              since 1993. Prior thereto, Mr. Armstrong was a Managing
                                                              Director of the Investment Banking Division of Merrill
                                                              Lynch & Co. ("Merrill Lynch") from November 1988 through
                                                              June 1994, serving as an Executive Vice President and then a Partner of Merrill Lynch Capital Partners, Inc., Merrill
                                                              Lynch's private equity fund manager. Mr. Armstrong is also a director of Ann Taylor Stores Corporation and Blue Bird
                                                              Corporation. Mr. Armstrong is a member of the Audit,
                                                              Compensation and Executive Committees.

Robert G. Burton...........          59   May 1991            Mr. Burton has been Chairman of the Board, President and
                                                              Chief Executive Officer of the Company since May 1991. Mr.
                                                              Burton is a member of the Executive Committee.

Patrice M. Daniels.........          37   January 1998        Ms. Daniels is a Managing Director, High Yield and
                                                              Acquisition Financing for CIBC Oppenheimer Corp., a
                                                              position she has held since March 1997. Prior thereto, Ms.
                                                              Daniels was employed by Bankers Trust Company, most
                                                              recently as a Managing Director, since July 1987. Ms.
                                                              Daniels is a member of the Audit and Compensation
                                                              Committees.

                                               DIRECTOR                 PRINCIPAL OCCUPATION; OFFICE, IF ANY,
NAME                             AGE            SINCE                  HELD IN THE COMPANY; OTHER DIRECTORSHIPS
---------------------------      ---      ------------------  ----------------------------------------------------------
Mark J. Griffin............          49   October 1996        Dr. Griffin is the founder of the Eagle Hill School in
                                                              Greenwich, Connecticut and has served as the headmaster of the school since 1975. He has also been a psychologist in
                                                              private practice since 1990. Dr. Griffin is a member of
                                                              the Audit and Compensation Committees.

Henry R. Kravis............          54   June 1988           Mr. Kravis is a Founding Partner of Kohlberg Kravis
                                                              Roberts & Co. L.P. ("KKR") and, effective January 1996, he became a managing member of the limited liability company
                                                              which is the general partner of KKR. Mr. Kravis is a
                                                              General Partner of KKR Associates, L.P. ("KKR
                                                              Associates"). He is also a director of Accuride
                                                              Corporation, Amphenol Corporation, Borden, Inc., Bruno's,
                                                              Inc., Evenflo & Spalding Holdings Corporation, The
                                                              Gillette Company, IDEX Corporation, KinderCare Learning
                                                              Centers, Inc., KSL Recreation Corporation, Newsquest
                                                              Capital, PLC, Owens-Illinois, Inc., Owens-Illinois Group,
                                                              Inc., Primedia, Inc., Safeway, Inc., Randall's Food
                                                              Markets, Inc., Sotheby's Holdings, Inc. and Union Texas
                                                              Petroleum Holdings, Inc. Mr. Kravis and Mr. Roberts are
                                                              first cousins.

Alexander Navab, Jr........          32   April 1995          Mr. Navab has been an Executive of KKR and a limited
                                                              partner of KKR Associates since 1993. From 1991 to 1993,
                                                              Mr. Navab was an associate at James D. Wolfensohn, Inc.
                                                              Mr. Navab is also a director of Borden, Inc., KSL
                                                              Recreation Corporation, Newsquest Capital, PLC and Reltec
                                                              Corporation. Mr. Navab is a member of the Executive
                                                              Committee.

Marc L. Reisch.............          42   March 1996          Mr. Reisch was appointed Vice Chairman, Group President in
                                                              January 1998 and had been Group President, Sales and Chief
                                                              Operating Officer of the Company since August 1996. Prior
                                                              thereto, Mr. Reisch was Executive Vice President, Chief
                                                              Operating and Financial Officer since June 1996 and
                                                              Executive Vice President, Chief Operating and Financial
                                                              Officer and Treasurer since July 1995. Prior thereto he
                                                              was Executive Vice President, Chief Financial Officer and
                                                              Treasurer since October 1993. From October 1991 until
                                                              October 1993, Mr. Reisch was Vice President, Chief
                                                              Financial Officer and Treasurer of the Company.

George R. Roberts..........          54   October 1988        Mr. Roberts is a Founding Partner of KKR and effective
                                                              January 1996, he became a managing member of the limited
                                                              liability company which is the general partner of KKR. Mr.
                                                              Roberts is a general partner of KKR Associates. He is also a director of Accuride Corporation, Amphenol Corporation,
                                                              Borden, Inc., Bruno's Inc., Evenflo & Spalding Holdings
                                                              Corporation, IDEX Corporation, KinderCare Learning
                                                              Centers, Inc., KSL Recreation Group, Inc., Neway Anchorlok
                                                              International, Owens-Illinois, Inc., Owens-Illinois Group,
                                                              Inc., Primedia, Inc., Randall's Food Markets, Inc.,
                                                              Safeway, Inc. and

                                               DIRECTOR                 PRINCIPAL OCCUPATION; OFFICE, IF ANY,
NAME                             AGE            SINCE                  HELD IN THE COMPANY; OTHER DIRECTORSHIPS
---------------------------      ---      ------------------  ----------------------------------------------------------
                                                              Union Texas Petroleum Holdings, Inc. Mr. Roberts and Mr.
                                                              Kravis are first cousins.

Scott M. Stuart............          38   September 1992      Mr. Stuart was a general partner of KKR from January 1995
                                                              until January 1996, when he became a member of the limited liability company which is the general partner of KKR. Mr.
                                                              Stuart has been a general partner of KKR Associates since
                                                              January 1995, and prior thereto he was an Executive of KKR and a limited partner of KKR Associates since 1986. He is
                                                              also a director of AEP Industries, Inc., Borden, Inc., KSL
                                                              Recreation Corporation and Newsquest Capital, PLC. Mr.
                                                              Stuart is a member of the Compensation and Executive
                                                              Committees.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH STOCKHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                               BOARD OF DIRECTORS

GENERAL

    The Board held four meetings in 1997. Each director, other than Messrs. Kravis and Roberts, attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 1997.

COMMITTEES

    There are three committees of the Board comprised of the following directors: the Executive Committee (comprised of Messrs. Burton, Armstrong, Stuart and Navab); the Audit Committee (comprised of Mr. Armstrong, Dr. Griffin and Ms. Daniels); and the Compensation Committee (comprised of Messrs. Armstrong and Stuart, Dr. Griffin and Ms. Daniels, with a subcommittee thereof comprised of Mr. Armstrong, Dr. Griffin and Ms. Daniels). Prior to August 1, 1997, there was also a Stock Option Committee of the Board and a subcommittee thereof comprised of the then same members as the Compensation Committee. Due to the overlapping functions and members of these two committees, they were merged at the August 1, 1997 board meeting.

    The Executive Committee is empowered to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, provided that it may not (i) approve or adopt or recommend to stockholders any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval, (ii) adopt, amend or repeal any bylaw of the Company or (iii) take any specific actions delegated to other committees of the Board. The Executive Committee meets as necessary and had no formal meetings in 1997.

    The Audit Committee's principal functions are to recommend to the Board on an annual basis a firm of independent public accountants to serve as the Company's auditors; to meet with the Company's independent public accountants to review procedures; to review the fee and scope of the annual audit, together with the audit reports of the Company's outside and internal auditors and the recommendations made by them; and to review the Company's accounting and financial control structure. The Audit Committee formally met three times during 1997.

    The Compensation Committee's principal functions are to determine the annual salary and bonus of selected senior officers of the Company, including the Chief Executive Officer and to establish and review performance standards under the Company's compensation and incentive programs for senior officers. Subsequent to its merger with the Stock Option Committee in August, 1997, the Compensation Committee adopted the functions of the Stock Option Committee, including its primary function of reviewing recommendations for and determining grants under the Company's equity incentive plans. The subcommittee of the Compensation Committee comprised of Mr. Armstrong, Ms. Daniels and Dr. Griffin has ultimate decision-making authority for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee formally met two times during 1997 and the Stock Option Committee, prior to its merger with the Compensation Committee in August, formally met one time in 1997.

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company receives an annual retainer of $25,000. Directors who are also employees of the Company receive no remuneration for serving as directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    World Color pays fees to KKR of $750,000 per year for management consulting and financial advisory services. The Company believes these fees are no less favorable than those which could be obtained for comparable services from unaffiliated third parties. Members of the limited liability company which is the general partner of KKR and employees of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary directors' fees. Messrs. Kravis, Roberts and Stuart, each of whom is a director of World Color, are members of the limited liability company which is the general partner of KKR and general partners of KKR Associates. Mr. Navab, who is a director of World Color, is an Executive of KKR and a limited partner of KKR Associates. Prior to joining CIBC Oppenheimer Corp., Ms. Daniels was a Managing Director of Bankers Trust Company, which is an agent and lender under the Company's bank credit facility. On November 5, 1997, the Company loaned $100,000 to each of Messrs. Lewis, Lillie, Quinlan and Sullivan, each of whom are executive officers of the Company, to enable each of such persons to purchase the Company's common stock in the open market. As of March 13, 1998, the outstanding principal amount of such loans was as follows:
Mr. Lewis, $100,000; Mr. Lillie, $100,000; Mr. Quinlan, $100,000; and Mr.
Sullivan, $90,000. Each such loan must be repaid within five years and bears interest at the rate of 6.9% in 1998 and at such interest rate as the Company may reasonably determine for each year thereafter.

    The Company believes that any past transactions with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company may enter into transactions with its affiliates in the future. However, the Company intends to enter into such transactions only at prices and on terms no less favorable to the Company than transactions with independent third parties. In addition, the Company's debt instruments generally prohibit the Company from entering into any such affiliate transaction on other than arm's length terms.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 13, 1998, including beneficial ownership by (i) each stockholder of World Color who owns more than 5% of the outstanding shares of the Common Stock, (ii) each director and nominee of World Color, (iii) the Chief Executive Officer of World Color, (iv) World Color's four highest paid executive officers (exclusive of the Chief Executive Officer) and
(v) all directors and executive officers of World Color as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                               NUMBER OF      PERCENT OF
                                               SHARES OF     OUTSTANDING
                                                  THE         SHARES OF
                                              COMMON STOCK       THE
NAME                                            OWNED(1)     COMMON STOCK
--------------------------------------------  ------------   ------------
KKR Associates(2)...........................   17,546,289        45.7%
Janus Capital Corporation...................    2,097,585(3)      5.5%
Henry R. Kravis(2)..........................      --            --
George R. Roberts (2).......................      --            --
Scott M. Stuart (2).........................      --            --
Alexander Navab, Jr.........................      --            --
Gerald S. Armstrong.........................      109,661(4)        *
Patrice M. Daniels..........................      --            --
Mark J. Griffin.............................        1,806           *
Robert G. Burton............................      727,519(5)      1.9%
Marc L. Reisch..............................      169,574(6)        *
Jennifer L. Adams...........................      125,138(7)        *
Dean E. Cherry..............................      141,764(8)        *
Brian W. Sullivan...........................       13,537(9)        *
All directors and executive officers as a
  group.....................................    1,445,714(10)     3.7%

------------------------

*   Signifies less than 1%

(1) Includes shares issuable upon the exercise of all outstanding Options that are exercisable within 60 days of the date hereof.

(2) Shares of the Common Stock shown as owned by KKR Associates are owned of record by KKR Associates, APC Associates, L.P. ("APC Associates"), GR Associates, L.P. ("GR Associates"), WCP Associates, L.P. ("WCP Associates") and KKR Partners II, L.P. ("KKR Partners II"). The sole general partner of each of APC Associates, GR Associates, WCP Associates and KKR Partners II is KKR Associates which possesses sole voting and investment power with respect to the shares of the Common Stock shown as owned by KKR Associates. Messrs. Kravis, Roberts and Stuart (directors of World Color) and Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson, Michael T. Tokarz, James
    H. Greene, Jr., Edward A. Gilhuly, Perry Golkin and Clifton S. Robbins, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares of Common Stock shown as beneficially owned by KKR Associates. Each of such persons disclaims beneficial ownership of such shares, other than to the extent of his economic interest in such shares. The address of KKR Associates is 9 West 57th Street, New York, New York 10019.

(3) Reflects shares of which Janus Capital Corporation ("Janus Capital"), in its role as a registered investment advisor, may be deemed to be the beneficial owner, as reported in a Schedule 13G filed with the Securities and Exchange Commission, dated February 13, 1998 (the "Janus 13G"). Mr. Thomas H. Bailey, also as reported in the Janus 13G, due to his 12.2% ownership of Janus Capital and his positions as President and Chairman of the Board thereof, may be deemed to exercise control over Janus Capital and therefore, may be deemed to have the power to exercise or direct such voting and/or dispositive power that Janus Capital may have with respect to the Common Stock. In the Janus 13G, Mr. Bailey specifically disclaims beneficial ownership over any of the Common Stock.

(4) Includes an aggregate of 90,595 Options that are exercisable within 60 days of the date hereof as well as an aggregate of 1,500 shares owned of record by children of Mr. Armstrong, of which shares Mr. Armstrong may be deemed to have indirect ownership.

(5) Includes an aggregate of 609,240 Options that are exercisable within 60 days of the date hereof as well as 1,000 shares owned of record as joint tenants by Mr. Burton's wife and son, and 138 shares owned of record by children of Mr. Burton, all of which shares Mr. Burton may be deemed to have indirect ownership. Mr. Burton disclaims beneficial ownership of such shares.

(6) Includes an aggregate of 146,250 Options that are exercisable within 60 days of the date hereof.

(7) Includes an aggregate of 106,341 Options that are exercisable within 60 days of the date hereof as well as an aggregate of 1,380 shares owned of record by children of Ms. Adams, of which shares Ms. Adams may be deemed to have indirect ownership. Ms. Adams serves as the custodian for such shares.

(8) Includes an aggregate of 118,250 Options that are exercisable within 60 days of the date hereof.

(9) Includes an aggregate of 9,000 Options that are exercisable within 60 days of the date hereof.

(10) Includes an aggregate of 1,209,345 Options that are exercisable within 60 days of the date hereof as well as the shares that may be deemed to be owned indirectly by each of Mr. Armstrong, Mr. Burton and Ms. Adams as set forth in notes (4) (5) and (7).

                               EXECUTIVE OFFICERS

    The table below sets forth certain information regarding the current executive officers of the Company.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Robert G. Burton.....................................          59   Chairman of the Board of Directors, President and
                                                                    Chief Executive Officer

Jennifer L. Adams....................................          38   Vice Chairman, Chief Legal and Administrative Officer
                                                                    and Secretary

Jerome V. Brofft.....................................          53   Senior Vice President, Purchasing and Logistics

Dean E. Cherry.......................................          37   Executive Vice President, Investor Relations and
                                                                    Corporate Communications

Michael W. Harris....................................          43   President, Manufacturing

Michael D. Helfand...................................          38   Executive Vice President, Chief Financial Officer

Richard T. Lane......................................          41   Executive Vice President, Strategic Development

Robert B. Lewis......................................          34   Senior Vice President, Controller

James E. Lillie......................................          36   Executive Vice President, Operations

Heidi J. Nolte.......................................          40   Senior Vice President, Chief Information Officer

Thomas J. Quinlan III................................          35   Vice President, Treasurer

Marc L. Reisch.......................................          42   Vice Chairman, Group President

Brian W. Sullivan....................................          40   President, Commercial Division

    ROBERT G. BURTON has been Chairman of the Board, President and Chief Executive Officer since May 1991.

    JENNIFER L. ADAMS was appointed Vice Chairman, Chief Legal and Administrative Officer and Secretary in January 1998. Prior thereto, Ms. Adams was Executive Vice President, Chief Legal and Administrative Officer and Secretary since July 1995 and was Executive Vice President, General Counsel and Secretary of the Company since October 1993. Prior thereto, Ms. Adams was Vice President, General Counsel and Secretary of the Company from December 1991 until October 1993.

    JEROME V. BROFFT has been Senior Vice President, Purchasing and Logistics since October 1995 and prior thereto was Vice President, Purchasing and Logistics since February 1995. Prior thereto, Mr. Brofft was Vice President, Purchasing since May 1992. Prior to joining World Color in May 1992, Mr. Brofft was Director of Purchasing at Western Publishing Company.

    DEAN E. CHERRY has been Executive Vice President, Investor Relations and Corporate Communications since February 1997. Prior thereto, Mr. Cherry was Executive Vice President, Operations since September 1996 and Senior Vice President, Operations from January 1994 to September 1996. Mr. Cherry was Vice President, Regional Manager of World Color's Stillwater, Oklahoma plant from January 1993 to January 1994 and was Vice President, Operations from June 1991 until January 1993.

    MICHAEL W. HARRIS has been President, Manufacturing since December 1995 and prior thereto was Executive Vice President--Manufacturing since July 1995. Prior thereto, Mr. Harris was Senior Vice President, Manufacturing since October 1993 and was Vice President, Manufacturing since 1992.

    MICHAEL D. HELFAND has been Executive Vice President, Chief Financial Officer since March 1998. Prior thereto, Mr. Helfand was employed at ABC, Inc., a division of The Walt Disney Company for twelve years, most recently as a Vice President in the Finance Group.

    RICHARD T. LANE has been Executive Vice President, Strategic Development since November 1997. Prior thereto, Mr. Lane was Senior Vice President, Corporate Sales since joining the Company in June 1997. Prior to joining the Company, Mr. Lane was Vice President, Major Account Division of the Magazine Publishing Services business unit at R.R. Donnelley & Sons since 1993.

    ROBERT B. LEWIS has held the position of Senior Vice President, Controller since December 1997. Prior thereto, Mr. Lewis was Vice President, Corporate Controller since August 1997. Prior thereto, Mr. Lewis was Vice President, Corporate Accounting since November 1996 and until then had been Vice President, Strategic Planning since joining the Company in August 1996. Prior thereto, Mr. Lewis was with L.P. Thebault (a commercial printer) since 1989, most recently as Vice President, Budgetary Operations.

    JAMES E. LILLIE has been Executive Vice President, Operations since January 1998. Prior thereto, Mr. Lillie held the position of Corporate Vice President, Human Resources since May 1996 and prior thereto was Regional Vice President, Human Resources from January through April 1996. Mr. Lillie held the position of Vice President, General Manufacturing Manager of World Color's Bradley Printing facility from January 1995 to January 1996 and, prior thereto, held the position of Vice President and Senior Human Resources and Administration Executive at Alden Press, since Alden was acquired by the Company in February 1993.

    HEIDI J. NOLTE has been Senior Vice President, Chief Information Officer of the Company since July 1997. Prior thereto, Ms. Nolte was Vice President, Chief Information Officer since joining World Color in September 1994. Prior to joining World Color, Ms. Nolte was Senior Director, MIS at U.S. Surgical where she had been employed since 1979.

    THOMAS J. QUINLAN III has been Vice President, Treasurer since July 1997. Prior thereto, Mr. Quinlan was Assistant Treasurer of the Company since February 1994 and prior thereto, was Manager of Treasury Administration at Marsh & McLennan Companies Inc.

    MARC L. REISCH was appointed Vice Chairman, Group President in January 1998. Prior thereto, Mr. Reisch was Group President, Sales and Chief Operating Officer since August 1996. Prior thereto, Mr. Reisch was Executive Vice President, Chief Operating and Financial Officer since June 1996 and Executive Vice President, Chief Operating and Financial Officer and Treasurer since July 1995. Prior thereto he was Executive Vice President, Chief Financial Officer and Treasurer since October 1993. From October 1991 until October 1993, Mr. Reisch was Vice President, Chief Financial Officer and Treasurer of the Company.

    BRIAN W. SULLIVAN has been President, Commercial Division since September 1996. Prior thereto, Mr. Sullivan was President, Northeast Graphics Inc. ("Northeast Graphics") since December 1995 and prior thereto, was Vice President, Sales & Marketing, Northeast Graphics since April 1989.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                  COMPENSATION(1)
                                                                                              -----------------------
                                                                   ANNUAL COMPENSATION        RESTRICTED
                                                              ------------------------------    STOCK                    ALL OTHER
                                                                      SALARY         BONUS      AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                                   YEAR     ($)            ($)        ($)       GRANTED(#)       ($)
------------------------------------------------------------  ----  ----------     ---------  ----------   ----------   ------------
Robert G. Burton............................................  1997     675,583     1,600,000    --          375,000        --
  Chairman of the Board of                                    1996     632,500     1,200,000    --           75,000        --
  Directors, President and                                    1995     587,500     1,000,000    --           95,000        --
  Chief Executive Officer

Marc L. Reisch..............................................  1997     393,250       500,000    --           40,000        --
  Vice Chairman, Group President                              1996     342,667       420,000    --           40,000        --
                                                              1995     317,833       425,000    --           67,500        --

Jennifer L. Adams...........................................  1997     310,833       400,000    --           40,000        --
  Vice Chairman, Chief Legal                                  1996     272,832       305,000    --           30,000        --
  and Administrative Officer                                  1995     250,833       310,000    --           62,500        --
  and Secretary

Brian W. Sullivan...........................................  1997     300,577       300,000    --           25,000        --
  President, Commercial                                       1996     268,365       230,000    --           20,000        --
  Division                                                    1995     249,231(2)     60,500    --           12,500        --

Dean E. Cherry..............................................  1997     263,057       315,000    --           25,000        --
  Executive Vice President,                                   1996     240,383       170,000    --           10,000        --
  Investor Relations and                                      1995     176,660        96,000    --           12,500        --
  Corporate Communications

------------------------

(1) Shares of Common Stock issuable upon the exercise of Options ("Option Shares") and outstanding shares of Common Stock purchased from the Company prior to its initial public offering in January, 1996 are subject to agreements with the Company pursuant to which, generally among other things,
    (a) the transfer of shares of such Common Stock and Option Shares is restricted for five years after issuance of shares or grant of options, (b) each stockholder has the right to resell shares of Common Stock and Option Shares to the Company upon death or, under certain circumstances, disability of such stockholder and (c) the Company has the right to purchase a specified percentage of each stockholder's shares of Common Stock and Option Shares at varying prices depending upon the circumstance if (i) such stockholder's employment with the Company is terminated, including, without limitation, as a result of the stockholder's death, disability or retirement, (ii) the stockholder effects an unpermitted transfer of shares of Common Stock or Option Shares or (iii) in the case of certain Option Shares, the Option Shares become subject to a transfer pursuant to, among other things, a bankruptcy proceeding or property settlement (a "Call Event"), provided that in such event the right to purchase shall be only as to the number of Option Shares subject to the transfer resulting in the Call Event. The Options vest in 20% annual increments over a period of five years from the date of grant, subject to accelerated vesting in the event of termination of employment upon death, permanent disability or permitted retirement and, in certain cases, upon a change in control of the Company. The Options are exercisable for ten years from the date of the grant, with certain exceptions, including, without limitation, in the case of the termination of the optionholder's employment with the Company.

(2) Includes compensation earned by Mr. Sullivan while an employee of Northeast Graphics prior to the Company's purchase of Northeast Graphics in March, 1995.

                             OPTION GRANTS IN 1997
                               INDIVIDUAL GRANTS

                                                        PERCENT OF TOTAL      EXERCISE
                                                         OPTIONS GRANTED        PRICE
                                            OPTIONS      TO EMPLOYEES IN      PER SHARE     EXPIRATION    GRANT DATE
NAME                                      GRANTED(1)          1997             ($/SH.)         DATE        VALUE(2)
----------------------------------------  -----------  -------------------  -------------  ------------  ------------
Robert G. Burton........................     375,000             46.6%        $   23.75       6/12/2007  $  5,141,250
Marc L. Reisch..........................      40,000              5.0%            26.75      10/01/2007       599,200
Jennifer L. Adams.......................      40,000              5.0%            26.75      10/01/2007       599,200
Brian W. Sullivan.......................      25,000              3.1%            26.75      10/01/2007       374,500
Dean E. Cherry..........................      25,000              3.1%            26.75      10/01/2007       374,500

------------------------

(1) Options and Option Shares are subject to agreements with the Company pursuant to which generally, among other things, (a) the transfer of Option Shares is restricted for five years after option grant, (b) each optionholder has the right to resell Option Shares to the Company upon death, or under certain circumstances, disability of such optionholder and
    (c) the Company has the right to purchase a specified percentage of each optionholder's Options and Option Shares at varying prices depending upon circumstance if (i) such optionholder's employment with the Company is terminated, including, without limitation, as a result of the optionholder's death, disability or retirement, (ii) the optionholder effects an unpermitted transfer of Option Shares or (iii) the Option Shares become subject to a transfer pursuant to a Call Event, provided that in such event the right to purchase shall be only as to the number of Option Shares subject to the transfer resulting in the Call Event. The Options vest in 20% annual increments over a period of five years from the date of grant, subject to accelerated vesting in the event of termination of employment upon death, permanent disability or a permitted retirement and, in certain cases, upon a change in control of the Company. The Options are exercisable for ten years from the date of the grant, with certain exceptions, including, without limitation, in the case of the termination of the optionholder's employment with the Company.

(2) The present value as of the dates of grant, June 12, 1997, in the case of Mr. Burton, and October 1, 1997, in the case of the other named officers, has been calculated using the Black-Scholes method using assumptions about stock price volatility, dividend yield and future interest rates. The assumptions used in calculating the grant date values set forth in the table are as follows:

                                                                                       RISK-FREE
GRANT DATE                                                       VOLATILITY FACTOR   INTEREST RATE
---------------------------------------------------------------  -----------------  ---------------
June 12, 1997..................................................           .310              6.66%
October 1, 1997................................................           .310              6.05%

    For both grants, the assumed expected life of the options was ten years, and the assumed dividend yield of the options was zero. For valuation purposes, the fair value of the October 1, 1997 grant was calculated as of October 31, 1997, the date that the significant terms of the grant were known. The present values as of the grant date set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, that may be realized by each individual will depend on the market price of the Common Stock on the date of exercise.

  AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED            IN-THE-MONEY
                                              SHARES                           OPTIONS AT                   OPTIONS AT
                                            UNDERLYING                     DECEMBER 28, 1997           DECEMBER 28, 1997(1)
                                              OPTIONS        VALUE     --------------------------  ----------------------------
NAME                                         EXERCISED     RESULTED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------  -------------  -----------  -----------  -------------  -------------  -------------
Robert G. Burton.........................       --            --          609,240       492,000    $  10,818,374   $ 1,680,000
Marc L. Reisch...........................       --            --          146,250       112,500        2,395,584       568,969
Jennifer L. Adams........................       --            --          104,111       109,444        1,609,023       626,704
Brian W. Sullivan........................       --            --            9,000        48,500           70,438       145,031
Dean E. Cherry...........................       --            --          118,250        40,500        2,131,334       113,531

------------------------

(1) Fair market value of the Common Stock at December 28, 1997, minus the exercise price of "in-the-money" options. The fair market value of the Common Stock at December 28, 1997 is based upon the December 26, 1997 closing price of $25.94 per share.

                      COMPENSATION UNDER RETIREMENT PLANS

PENSION PLAN BENEFITS

    The Retirement Plan of the Company in which the executive officers, among others, participate is named the World Color Press Cash Balance Plan (the "Cash Balance Plan"), and provides for the determination of a participant's accrued benefit on a cash balance formula. A participant's cash balance account is credited each month with an amount equal to 4% (on an annualized basis) of the participant's annual base wages plus monthly interest at an annual rate equal to the interest on one-year U.S. Treasury securities. A participant in the Cash Balance Plan becomes fully vested in his/her accrued benefit after the completion of five years of service.

    Benefits under the Cash Balance Plan are limited to the extent required by provisions of the Code, and the Employee Retirement Income Security Act of 1974, as amended. If payment of actual retirement benefits is limited by such provisions, an amount equal to any reduction in retirement benefits will be paid as a supplemental benefit under World Color's unfunded Supplemental Executive Retirement Plan, as amended, and World Color's Supplemental Retirement Plan (together, the "Supplemental Benefit Plans"). The following table sets forth the estimated combined annual retirement benefits under the Cash Balance Plan and the Supplemental Benefit Plans (exclusive of Social Security payments) payable on a straight life annuity basis to each of Messrs. Reisch, Sullivan and Cherry and Ms. Adams, assuming continued service until age 65 and current compensation levels remain unchanged and, in the case of Mr. Burton, payable as a 100% joint and survivor annuity, assuming continued active service until April 1, 2002. Mr. Burton's benefit is not affected by changes in compensation.

                           SUMMARY COMPENSATION TABLE

                                                                              ESTIMATED ANNUAL
                                                                              BENEFITS PAYABLE
NAME                                                                          UPON RETIREMENT
----------------------------------------------------------------------------  ----------------
Robert G. Burton............................................................     $  777,000
Marc L. Reisch..............................................................        301,939
Jennifer L. Adams...........................................................        252,337
Brian W. Sullivan...........................................................        173,731
Dean E. Cherry..............................................................        190,545

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    Ms. Adams, Mr. Cherry and Mr. Reisch are each party to an agreement with World Color which provides for the payment of an aggregate of 18 months of base salary upon termination without cause.

BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board is responsible for the various aspects of the Company's compensation package offered to its executive officers, including the named executive officers. The following is the report of the Compensation Committee:

    POLICIES GOVERNING EXECUTIVE COMPENSATION. The Committee's rationales in determining executive compensation are as follows: (a) to establish a direct relationship between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity awards) that allow executive officers to earn rewards for maximizing stockholder value; (c) to attract and retain the key executives necessary for the Company's long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the Committee's objective has been to ensure that well in excess of half of the compensation packages for the Company's most senior executive officers, including the named executive officers, is incentive-based because these individuals have substantial control and responsibility for the Company's direction and performance. The Committee considers the Company's performance, the individual executive's performance, comparative compensation material (including compensation levels and equity awards by the Company's peer group), the overall competitive environment for executives, the level of compensation necessary to retain executive talent and the recommendations of professional compensation consultants and management in making its determinations on compensation.

    The companies used to define the market for executive compensation comparison purposes include a broad range of printing and publishing companies similar in revenue size to the Company, as well as certain other printing companies which are direct competitors of the Company. In addition, comparative market compensation data are collected from general industry compensation surveys. The companies used to define the market for pay comparison purposes are more varied than those in the peer group used in the performance graph because the Committee believes that the Company's competitors for executive talent are more varied than solely companies within the printing industry.

    EXECUTIVE COMPENSATION GENERALLY. The Company's executive compensation package currently consists of a mix of salary, bonus awards and stock option grants as well as benefits under the employee benefit plans offered by the Company. The Company is currently considering implementing other long term compensation programs and may do so prior to the end of 1998.

    SALARY. The Compensation Committee periodically reviews the base salary of the Chief Executive Officer and his direct reports. For 1997, the base salaries for the Chief Executive Officer and his direct reports were targeted at or below the median salaries at the companies deemed the market for executive compensation comparison purposes.

    BONUS. No bonus payouts are made under the Company's bonus plan unless the Company achieves its financial goals. Potential payout amounts (expressed as a percentage of salary) and related financial performance goals are established at the beginning of the relevant performance period by the Compensation Committee, after assessing recommendations of management and professional compensation consultants. These goals are further adjusted, as necessary, throughout the year to account for businesses acquired by the Company over the year.

    The Company's financial performance is measured for bonus purposes in terms of earnings per share (EPS) and other financial goals. All bonus payouts are contingent upon achieving the Company's financial goals and, with respect to executive officers responsible for various operations, contingent upon achieving operation-specific financial goals. In addition, the Compensation Committee, in its discretion, may increase or decrease any payout to be made to a particular executive officer to reflect any special circumstances that the Committee deems significant.

    STOCK OPTION GRANTS. To further align the interests of management with the interests of stockholders, the Company's executive compensation package also includes stock option grants. Options granted by the Company have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option is dependent on the future market value of the Common Stock.

    The number of shares of Common Stock subject to options granted to the Company's executive officers has historically been based on the salary, responsibilities and performance of each officer. The Compensation Committee has also considered the amounts and terms of prior grants in making new option grants in each year. In addition, the Compensation Committee reviews the number and value of options granted by selected peer companies in making option grants to the Company's executive officers.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Under Section 162(m) of the Code, the tax deduction by publicly held corporations, such as the Company, on amounts paid in excess of $1 million to a covered executive is limited unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to tie compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

    COMPENSATION OF ROBERT G. BURTON, CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Committee established the 1997 compensation of Robert G. Burton, Chairman of the Board, President and Chief Executive Officer, using substantially the same criteria which were used to determine compensation levels for other executive officers, discussed at the beginning of this report.

    The foregoing report has been approved by all members of the Committee.

                            WORLD COLOR PRESS, INC.
                             COMPENSATION COMMITTEE
                             Gerald S. Armstrong
                             Patrice M. Daniels
                             Mark J. Griffin
                             Scott M. Stuart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board is currently comprised of Mr. Armstrong, Ms. Daniels, Mr. Stuart and Dr. Griffin and has a subcommittee composed of Mr. Armstrong, Ms. Daniels and Dr. Griffin which has ultimate decision-making authority for purposes of Section 16(a) of the Exchange Act and
Section 162(m) of the Code. During the year ended December 28, 1997, the Compensation Committee, and Stock Option Committee, prior to its merger into the Compensation Committee on August 1, 1997, were each comprised of Messrs. Armstrong and Stuart and Dr. Griffin.

    World Color pays fees to KKR of $750,000 per year for management consulting and financial advisory services. Messrs. Kravis, Roberts and Stuart, each of whom is a director of World Color, are members of the limited liability company which is the general partner of KKR and are general partners of KKR Associates. Mr. Navab is an Executive of KKR and a limited partner of KKR Associates.

                            PERFORMANCE INFORMATION

    Set forth below is a line graph comparing over the period from January 25, 1996 (the date of the Company's initial public offering) to December 28, 1997 the Company's cumulative total stockholder return with the cumulative total return of companies in the Standard & Poor's 500 Index and companies in a peer group selected in good faith by the Company. The companies in the peer group are R.R. Donnelley & Sons Co., Banta Corp., Quebecor Printing, Inc., Big Flower Press Holdings, Inc. and Cadmus Communications Corp. (collectively, the "Peer Group"). All of these companies are in the printing industry. The total return information presented in the graph assumes the reinvestment of dividends, in the event dividends are paid. The returns of each component company in the Peer Group have been weighted by relative stock market capitalization.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
     AMONG WORLD COLOR PRESS, INC., S&P 500 INDEX AND PEER GROUP COMPANIES

    The data points for the above graph are as follows:

    [Graph omitted]

                                        JANUARY 25, 1996   DECEMBER 29, 1996  DECEMBER 28, 1997
                                        -----------------  -----------------  -----------------
World Color Press, Inc. ..............         100.00             100.66             136.52
Standard & Poor's 500 Index...........         100.00             119.48             150.77
Peer Group............................         100.00              89.75             103.21

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee recommended and the Board selected the firm of Deloitte & Touche LLP, which served as the Company's independent certified public accountants for the fiscal year ended December 28, 1997 and for the twelve years prior thereto, to serve in such capacity for the current fiscal year. It is expected that representatives of such firm will be present at the Annual Meeting to respond to appropriate questions and, if they so desire, to make a statement.

                        PROPOSED 1998 STOCK OPTION PLAN

GENERAL

    The Board of Directors is proposing for stockholder approval the 1998 Stock Option Plan (the "1998 Plan"). The primary purpose of the 1998 Plan is to further the growth, development and financial success of the Company by providing additional incentives to certain employees who have been or will be given responsibility for the management or administration of the Company's business affairs through awards based upon the ownership and performance of the Common Stock. The 1998 Plan is designed to enable the Company to obtain and retain the services of the type of professional employees considered essential to the long-range success of the Company and through their ownership of the Company's Common Stock to more closely align their interests with those of the Company's stockholders. The 1998 Plan also permits the grant of stock options to consultants of the Company.

    As of March 13, 1998, options to purchase 3,264,190 shares of Common Stock were outstanding under the Second Amended and Restated Stock Option Plan (the "1988 Plan") and the Amended and Restated 1995 Senior Management Stock Option Plan (the "1995 Plan"), collectively. Only 440,520 shares were available for grant of additional options under the 1988 Plan and 1995 Plan, collectively. Accordingly, the Board of Directors believes that it is in the best interest of the Company to make additional shares of Common Stock available for the grant of options. If the 1998 Plan is approved by the stockholders, the Company does not presently intend to make any further grants or awards under the 1988 Plan.

    The following is a summary of certain provisions of the 1998 Plan, which is qualified by reference to the complete text of the 1998 Plan set forth in Appendix A to this Proxy Statement.

    AVAILABLE SHARES

    Subject to adjustment as described below, the 1998 Plan authorizes the Compensation Committee to grant, over a ten-year period, options to purchase up to a maximum of 2,500,000 shares of the Common Stock of the Company. If any option expires, or is terminated without having been exercised in full or is forfeited or cancelled, the unpurchased shares subject to such option will again be available for the grant of options under the 1998 Plan. No options have been granted under the 1998 Plan to date.

    ADMINISTRATION

    The 1998 Plan is generally administered by the Compensation Committee of the Board (the "Committee"), which is composed of three or more non-employee members of the Board, appointed by and holding office at the pleasure of the Board. However, with respect to options granted to persons who at the time of grant are subject to Section 16 of the Exchange Act and with respect to options that at the time of grant are intended to qualify as "performance-based compensation" as defined in Section 162(m) of the Code, the 1998 Plan provides that if less than all members of the Compensation Committee are both "non-employee directors" and "outside directors" a subcommittee of the Compensation Committee (the "Subcommittee") will have all powers and duties of the Compensation Committee with respect to the grant of such options (including, without limitation, specifying the terms of such grants). The Subcommittee consists of two or more Compensation Committee members, each of whom is both a "non-employee director" as defined by

Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") and an "outside director" for purposes of Section 162(m) of the Code and the regulations thereunder.

    The Committee is authorized to interpret the 1998 Plan and the options granted thereunder and to adopt rules for such administration. In its discretion, the Board may at any time exercise all rights and duties of the Committee (or Subcommittee) under the 1998 Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code (as each may be applicable), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Subcommittee.

    ELIGIBILITY AND PARTICIPATION

    Any employee, former employee or consultant of the Company or of any parent corporation or subsidiary of the Company, or of a company which is or was affiliated with the Company or one of its current or former affiliates, may be eligible to be granted options under the 1998 Plan.

    AMENDMENT AND TERMINATION OF THE PLAN

    Subject to the limitations set forth in the 1998 Plan, the Committee may amend the 1998 Plan, in whole or in part, or otherwise modify, suspend or terminate the 1998 Plan at any time or from time to time, except that without the consent of the optionee, no such action will diminish his or her rights under an option previously granted to him or her under the 1998 Plan. With the consent of the affected optionee, the Committee (or Subcommittee) may amend outstanding options in any manner not inconsistent with the terms of the 1998 Plan. Amendments to modify the Award Limit under the 1998 Plan (except for adjustments resulting from stock splits and the like, and mergers, consolidations and other corporate transactions) require the approval of the Company's stockholders. Similarly, amendments to the 1998 Plan to increase the number of shares covered thereby, to modify the eligibility requirements thereof, to reduce the exercise price requirements for Incentive Stock Options or to extend the term of the 1998 Plan also require the approval of the Company's stockholders. In all other respects the 1998 Plan can be amended, modified, suspended or terminated by the Committee or the Board, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule.

    Unless sooner terminated by the Board or the Committee, the 1998 Plan will terminate on January 31, 2008. The termination of the 1998 Plan will not affect the validity of any option outstanding under the 1998 Plan on the date of termination.

    VESTING AND EXPIRATION OF OPTIONS

    Options will become exercisable at such time or times and during such period as the Committee (or Subcommittee) provides in the terms of each individual Stock Option Agreement. Additionally, the Committee (or Subcommittee), in its discretion and on such terms and conditions as it deems appropriate, may accelerate the time at which an option or any portion thereof may be exercised.

    The dates on which options expire will be set forth in the individual Stock Option Agreements. Such agreements generally will provide that options will expire no later than one year following the optionee's Termination of Employment (as defined in the 1998 Plan) although the Committee (or Subcommittee), in its discretion, may provide that options will expire immediately upon the optionee's Termination of Employment or may extend the period of exercisability following Termination of Employment based on the reason for such termination or other factors.

    PURCHASE PRICE OF SHARES SUBJECT TO OPTIONS

    The price of the shares subject to each option will be set by the Committee (or Subcommittee); provided, that, in the case of an option intended to qualify as "performance-based compensation" pursuant to Section 162(m) of the Code, the price per share will not be less than 100% of the fair market value of a share of Common Stock on the date such option is granted.

    EXERCISE OF OPTIONS

    Options are exercisable in whole or in part by written notice to the Company, accompanied by full payment of the purchase price for such shares. The option exercise price may be paid by certified or bank check or wire transfer; provided that the Committee (or Subcommittee), in its discretion, may allow payment to be made by delivering (i) shares of Common Stock (including shares to be issued upon exercise of the option), (ii) other property, (iii) a full recourse promissory note bearing interest and payable upon such terms as may be prescribed by the Committee (or Subcommittee) or (iv) any combination of the foregoing. As a condition to the exercise of any option, the Committee (or Subcommittee) may require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. The Committee (or Subcommittee) also may take whatever additional action it deems appropriate to effect such compliance.

    The person exercising an option must pay to the Company the full amount required to satisfy federal, state and/or local tax withholding requirements.

    During the lifetime of the optionee, only he or she may exercise an option (or any portion thereof) granted to him or her. After the optionee's death, any exercisable portion of an option may, prior to the time when such portion becomes unexercisable under the 1998 Plan or the applicable Stock Option Agreement, be exercised by any person empowered to do so under the deceased optionee's will or under the applicable laws of descent and distribution.

    The Common Stock issued under the 1998 Plan may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

    COMPLIANCE WITH SECURITIES LAWS

    Each option will be subject to the requirement that if, at any time, the Committee (or Subcommittee) determines that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information, or the satisfaction of any other condition, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or disclosure, or the satisfaction of such other condition, shall have been effected or obtained on conditions acceptable to the Committee (or Subcommittee).

    NO SPECIAL EMPLOYMENT RIGHTS

    Nothing in the 1998 Plan or in any Stock Option Agreement thereunder will confer upon any optionee any right to continue in the employ or engagement of the Company, any parent corporation, any subsidiary of the Company or any other entity, or will interfere with or restrict in any way the rights of the Company, any parent corporation, any subsidiary of the Company or any other entity, to discharge any optionee at any time for any reason whatsoever, with or without cause.

    NON-TRANSFERABILITY

    No option or interest or right therein or part thereof will be liable for the debts, contracts or engagements of the optionee or his successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof will be null and void and of no effect; provided that nothing will prevent transfers by will or by the applicable laws of descent and distribution and transfers of Non-Qualified Stock Option Shares may be made for certain estate planning purposes.

    ADJUSTMENTS FOR MERGER, ASSET SALE, RECAPITALIZATION OR SIMILAR TRANSACTION

    In the event that the outstanding shares of stock subject to options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee (or Subcommittee) will make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, will be exercisable in order to maintain the optionee's proportionate interest. Such adjustment in an outstanding option will be made without change in the total price applicable to the option or the unexercised portion of the option (except for any change in the aggregate price resulting from rounding-off share quantities or prices) and with any necessary corresponding adjustment in option price per share; provided that in the case of Incentive Stock Options, each such adjustment will be made in such manner as not to constitute a "modification" within the meaning of
Section 424(h)(3) of the Code. Any such adjustment made by the Committee (or Subcommittee) will be final and binding upon all optionees, the Company and all other interested persons.

    Additionally, the Committee (or Subcommittee) has the discretion to make appropriate adjustments in the number and kind of securities subject to the 1998 Plan and to outstanding options thereunder to reflect dividends or other distributions; the recapitalization, reclassification, stock split, reverse stock split or reorganization, merger or consolidation of the Company; the split-up, spin-off, combination, liquidation or dissolution of the Company; or disposition of all or substantially all of the assets of the Company or exchange of Common Stock or other securities of the Company; or other similar corporate transaction or event (an "extraordinary corporate event").

    Furthermore, the Committee (or Subcommittee) has discretion under the 1998 Plan to provide that options will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified extraordinary corporate events; but in such event the Committee (or Subcommittee) may also give optionees the right to exercise outstanding options in full during some period prior to such event, even though the options have not yet become fully exercisable, and the Committee (or Subcommittee) may also provide that all restrictions imposed on some or all shares acquired upon exercise of an option shall lapse.

    NO RIGHTS AS A STOCKHOLDER

    The holders of options will not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an option unless and until certificates representing such shares have been issued by the Company to such holders.

    TRANSFER RESTRICTIONS

    The Committee (or Subcommittee), in its discretion, may impose restrictions on the transferability of the shares purchasable upon the exercise of any option as it deems appropriate, including, without limitation, a requirement that the optionee resell shares to the Company upon his or her Termination of Employment, a requirement that the optionee include shares acquired upon exercise of his or her options in certain transfers of Common Stock by other stockholders and other restrictions. Any such restriction will be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the material U.S. federal income tax consequences generally arising with respect to grants and awards under the 1998 Plan. The discussion is based on the Code, regulations thereunder and rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular optionee in light of such optionee's personal investment circumstances.

    NON-QUALIFIED STOCK OPTIONS

    Optionees generally do not recognize income as a result of the grant of non-qualified stock options, but normally recognize compensation income taxable at ordinary income rates at the time of option exercise on the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for such shares. However, if the shares acquired upon option exercise are subject to restrictions that constitute a "substantial risk of forfeiture" of such shares, optionees generally would recognize income taxable at ordinary income rates on the date such restrictions lapse on the excess, if any, of the fair market value of such shares on such date over the exercise price paid for such shares, unless the optionee elects to recognize income immediately upon exercise in accordance with Section 83(b) of the Code. The Company will generally be entitled to a tax deduction in an amount equal to the amount that the optionee is required to include in ordinary income at the time of such inclusion and will be required to report to the Internal Revenue Service and the optionee the payment of such income. The optionee's initial tax basis for shares acquired upon the exercise of a non-qualified stock option will be the option exercise price paid plus the amount of ordinary income recognized by the optionee. Any subsequent appreciation in the value of such shares may qualify for capital gains treatment depending upon the applicable holding period.

    The tax consequences resulting from the exercise of non-qualified stock options through delivery of already-owned shares of Common Stock are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the optionee will recognize no gain on the already-owned shares and the optionee's basis in the shares acquired upon such exercise will be equal to the optionee's basis in the surrendered shares; that any additional shares acquired upon such exercise are compensation to the optionee taxable under the rules described above and that the optionee's basis in any such additional shares is their then fair market value.

    INCENTIVE STOCK OPTIONS

    An optionee generally will not recognize taxable income upon either the grant or exercise of an Incentive Stock Option granted under the 1998 Plan. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an Incentive Stock Option, the optionee will recognize long-term capital gain in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the Incentive Stock Option or (b) one year from the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the shares on the date of the Incentive Stock Option's exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the share at the date of exercise, the optionee's ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company generally will be entitled to a tax deduction with respect to an Incentive Stock Option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of the Common Stock.

    SECTION 162(M) OF THE CODE.

    Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, "performance-based compensation" is not subject to the $1 million deduction limit. To qualify as "performance-based compensation", the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "non-employee", "outside directors", (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's stockholders, and (iii) the committee certifies that the applicable performance goals are satisfied before payment of any "performance-based compensation" is made. In particular, stock options may qualify as "performance-based compensation" if granted by a qualifying committee of "non-employee", "outside directors", if the exercise price is not less than fair market value of a share of stock on the date of grant and if the plan specifies the maximum number of options that may be awarded to any individual during a specified time period. The Company takes account of the implications of Code Section 162(m) among all factors reviewed in making compensation decisions and has thus structured the 1998 Plan to permit the grant of options intended to qualify as "performance-based compensation", as determined by the Committee (or Subcommittee) in its discretion.

    THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE 1998 ANNUAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL TO ADOPT THE 1998 PLAN IS REQUIRED TO APPROVE THE 1998 PLAN.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 STOCK OPTION PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" APPROVAL OF THE 1998 STOCK OPTION PLAN.

                                 OTHER MATTERS

    All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and other employees of the Company. The Company has retained Proxy Services Corporation to assist in the collection of proxies and expects to pay such firm a fee of approximately $1,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

    Section 16(a) of the Exchange Act requires certain of the Company's officers and the Company's directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require such officers and the directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all of such officers and the directors have complied with the Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

    A stockholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in the Company's proxy materials must submit the proposal to the Company in advance of the meeting. Proposals for the annual meeting to be held in 1999 must be received by the Company at its principal office no later than November 27, 1998 to be considered for inclusion in the Company's proxy statement and proxy form relating to that meeting. In addition, a stockholder who otherwise intends to present business at any annual meeting (including nominating persons for election as directors) must comply with, among other things, the notice requirements set forth in the Company's By-Laws. A proposal or nomination that does not comply with such requirements will be disregarded. Such proposals or nominations should be addressed to Jennifer L. Adams, Secretary, World Color Press, Inc., The Mill, 340 Pemberwick Road, Greenwich, Connecticut 06831.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    The Company does not now intend to bring before the 1998 Annual Meeting any matters other than those specified in the notice of the meeting, and it does not know of any business which persons other than the management could properly present at the meeting. Should any other matter requiring a vote of the stockholders properly come before the meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          WORLD COLOR PRESS, INC.

                                                  [SIGNATURE]

                                          Jennifer L. Adams
                                          SECRETARY

March 27, 1998

    The Company will furnish to any stockholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 1997. Requests for Form 10-K should be addressed to Dean E. Cherry, Executive Vice President, Investor Relations and Corporate Communications.

                                                                      APPENDIX A

               1998 STOCK OPTION PLAN OF WORLD COLOR PRESS, INC.

    On January 30, 1998 the Board of Directors of World Color Press, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), adopted the 1998 Stock Option Plan of World Color Press, Inc. (the "Plan").

    The purposes of this Plan are as follows:

        1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its employees and consultants who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

        2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees and consultants considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under options.

        3) To provide for continued ownership of an equity interest in the Company by those persons employed or formerly employed by companies which are or were affiliated with the Company.

                                   ARTICLE I.
                                  DEFINITIONS

    Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1.  BOARD

    "Board" shall mean the Board of Directors of the Company.

Section 1.2.  CODE

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3.  COMMITTEE

    "Committee" shall mean the Compensation Committee of the Board.

Section 1.4.  COMPANY

    "Company" shall mean World Color Press, Inc.

Section 1.5.  CURRENT AFFILIATE

    "Current Affiliate" shall mean any Parent, any Subsidiary of the Company, and any company which is affiliated with the Company.

Section 1.6.  DIRECTOR

    "Director" shall mean a member of the Board.

Section 1.7.  EMPLOYEE

    "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company or of any corporation which is then a Parent Corporation or a Subsidiary of the Company, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.8.  EXCHANGE ACT

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.9.  INCENTIVE STOCK OPTION.

    "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

Section 1.10.  NON-QUALIFIED STOCK OPTION.

    "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

Section 1.11.  OFFICER

    "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.12.  OPTION

    "Option" shall mean an option to purchase capital stock of the Company, granted under the Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; PROVIDED, HOWEVER, that Options granted to consultants shall be Non-Qualified Stock Options.

Section 1.13.  OPTIONEE

    "Optionee" shall mean an Employee or consultant to whom an Option is granted under the Plan.

Section 1.14.  PARENT CORPORATION

    "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.15.  PERFORMANCE OPTION

    "Performance Option" shall mean an Option that at the time of its grant is intended to satisfy the requirements for performance-based compensation as described in Section 162(m)(4)(C) of the Code.

Section 1.16.  PLAN

    "Plan" shall mean this 1998 Stock Option Plan of World Color Press, Inc.

Section 1.17.  RULE 16B-3

    "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

Section 1.18.  SECRETARY

    "Secretary" shall mean the Secretary of the Company.

Section 1.19.  SECTION 16 PERSON

    "Section 16 Person" shall mean any person who at the time of determination is subject to the provisions of Section 16 of the Exchange Act.

Section 1.20.  SECURITIES ACT

    "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.21.  SUBCOMMITTEE

    "Subcommittee" shall mean the subcommittee appointed as provided in Section 6.1.

Section 1.22.  SUBSIDIARY

    "Subsidiary" shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

Section 1.23.  TERMINATION OF EMPLOYMENT

    "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Company or any Current Affiliate is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, permanent disability or retirement, but excluding terminations where there is a simultaneous reemployment by the Company or any Current Affiliate. The Committee, in its sole discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment and the question of whether any reemployment by any entity is simultaneous with termination; PROVIDED, HOWEVER, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

Section 1.24.  TERMINATION OF CONSULTANCY

    "Termination of Consultancy" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary or any Current Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary or Current Affiliate has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                  ARTICLE II.
                             SHARES SUBJECT TO PLAN

Section 2.1.  SHARES SUBJECT TO PLAN

    The shares of stock subject to Options shall be shares of the Company's $.01 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 2,500,000. The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed 200,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

Section 2.2  UNEXERCISED OPTIONS

    If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

Section 2.3.  CHANGES IN COMPANY'S SHARES

    In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in
Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options. Notwithstanding the provisions of this Section 2.3, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE III.
                              GRANTING OF OPTIONS

Section 3.1.  ELIGIBILITY

    Any Employee or former Employee or consultant of the Company or of any corporation which is a Parent Corporation or a Subsidiary of the Company shall be eligible to be granted Options, except as provided in Section 3.3.

Section 3.2.  DISQUALIFICATION FOR STOCK OWNERSHIP.

    No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Section 3.3.  QUALIFICATION OF INCENTIVE STOCK OPTIONS.

    No Incentive Stock Option shall be granted to any person who is not an Employee.

Section 3.4.  GRANTING OF OPTIONS

    (a) The Committee (the Subcommittee with respect to Section 16 Persons and Performance Options) shall from time to time, in its sole discretion:

        (i) Determine which Employees or former Employees or consultants (including those to whom Options have been previously granted under the Plan) should be granted Options; and

        (ii) Determine the number of shares to be subject to such Options; and

        (iii) Determine the terms and conditions of such Options, consistent with the Plan; and

        (iv) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in
    Section 162(m)(4)(C) of the Code.

    (b) Upon the selection of an Employee or former Employee or consultant to be granted an Option, the Committee (or the Subcommittee, as applicable) shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee (or the Subcommittee, as applicable) may, in its sole discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to any such person that he surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee (or the Subcommittee, as applicable) deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

    (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE IV.
                                TERMS OF OPTIONS

Section 4.1.  OPTION AGREEMENT

    Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee (or the Subcommittee, as applicable) shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

Section 4.2.  OPTION PRICE

    (a) The price of the shares subject to each Option shall be set by the Committee; provided, that the Subcommittee shall specify the price per share subject to each Performance Option (which price shall not be less than the fair market value of a share of the Company's Common Stock on the date of Option grant) and each Option granted to a Section 16 Person; and provided, further, that (i) in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted and (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

    (b) For purposes of the Plan, the fair market value of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 4.3.  COMMENCEMENT OF EXERCISABILITY

    (a) Subject to the provisions of Sections 4.3(b) and 4.4 and the requirements of Rule 16b-3(b), Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee (or the Subcommittee, as applicable) shall provide in the terms of each individual Option; provided, that by a resolution adopted after an Option is granted the Committee (or the Subcommittee, as applicable) may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(b) and 4.4 and the requirements of Rule 16b-3(b), accelerate the time at which such Option or any portion thereof may be exercised.

    (b) No portion of an Option which is unexercisable at Termination of Employment or Termination of Consultancy shall thereafter become exercisable.

Section 4.4.  EXPIRATION OF OPTIONS

    (a) No Option may be exercised to any extent by anyone after the expiration of ten years from the "Grant Date" or "Vesting Reference Date" as set forth in the Stock Option Agreement covering such Option ("Expiration Date"), provided, that the Committee (or the Subcommittee, as applicable) may, with respect to any individual Option, at the time such Option is granted or at any time thereafter, provide that the then applicable Expiration Date (whether such applicable Expiration Date is the original Expiration Date specified in the Stock Option Agreement covering such Option or has been extended pursuant to this proviso) may be extended and that such individual Option may be exercised from and after the then applicable Expiration Date to and including such later date as shall be specified by the Committee (or the Subcommittee, as applicable) with respect to such individual Option; provided, however, that in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code).

    (b) Subject to the provisions of Section 4.4(a), the Committee (or the Subcommittee, as applicable) shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee (or the Subcommittee, as applicable) may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment or Termination of Consultancy for any reason.

    (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

Section 4.5.  CONSIDERATION

    Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant to, the Company, any Parent Corporation, any Subsidiary of the Company, or any other entity, or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation, any Subsidiary of the Company or any other entity, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

Section 4.6.  ADJUSTMENTS IN OUTSTANDING OPTIONS

    In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee (or the Subcommittee, as applicable) shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Committee (or the Subcommittee, as applicable) shall be final and binding upon all Optionees, the Company and all other interested persons.

Section 4.7.  MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

    Notwithstanding the provisions of Section 4.6, in its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Subcommittee, as applicable) may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Committee (or the Subcommittee, as applicable) so provides, it may, in its sole discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a) and/or any installment provisions of such Option, but subject to Section 4.3(b).

                                   ARTICLE V.
                              EXERCISE OF OPTIONS

Section 5.1.  PERSON ELIGIBLE TO EXERCISE

    During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 5.2.  PARTIAL EXERCISE

    At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, that the Company shall not be required to issue fractional shares and the Committee (or the Subcommittee, as applicable) may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3.  MANNER OF EXERCISE

    An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

    (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee (or the Subcommittee, as applicable); and

    (b) Full payment (by certified or bank check or by wire transfer of immediately available funds) for the shares with respect to which such Option or portion is thereby exercised. However, the Committee (or the Subcommittee, as applicable), in its sole discretion, may (i) allow a delay in payment up to thirty (30) days from the date the Option is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee (including, subject to Section 5.4, Option Shares issuable upon such exercise), duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee (or the Subcommittee, as applicable); or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii) and (iv). In the case of a promissory note, the Committee (or the Subcommittee, as applicable) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; and

    (c) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

    (d) Such representations and documents as the Committee (or the Subcommittee, as applicable), in its sole discretion, deems necessary, appropriate or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws, rules or regulations. The Committee (or the Subcommittee, as applicable) may, in its sole discretion, also take whatever additional actions it deems necessary, appropriate or advisable to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

    (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4.  CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

    The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

    (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

    (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee (or the Subcommittee, as applicable) shall, in its sole discretion, deem necessary or advisable; and

    (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or the Subcommittee, as applicable) shall, in its sole discretion, determine to be necessary or advisable; and

    (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

    (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or the Subcommittee, as applicable) may establish from time to time for reasons of administrative convenience.

Section 5.5.  RIGHTS AS STOCKHOLDERS

    The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

Section 5.6.  TRANSFER RESTRICTIONS

    The Committee (or the Subcommittee, as applicable), in its sole discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                  ARTICLE VI.
                                 ADMINISTRATION

Section 6.1.  COMPENSATION COMMITTEE; SUBCOMMITTEE

    (a) The Compensation Committee shall consist of three or more Directors, appointed by and holding office at the pleasure of the Board, none of whom shall be an Employee, and at least two of whom shall be both a "non-employee director" as defined under Rule 16b-3 and an "outside director" as described under Section 162(m) of the Code and the regulations thereunder. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

    (b) If any member of the Committee shall not be both a "non-employee director" and an "outside director," there shall be a Subcommittee that will consist of two or more Committee members, appointed by and serving office at the pleasure of the Board, each of whom is both a "non-employee director" and an "outside director."

Section 6.2.  DUTIES AND POWERS OF COMMITTEE

    It shall be the duty of the Committee and the Subcommittee to conduct the general administration of the Plan in accordance with its provisions. The Committee and the Subcommittee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code (as each may be applicable), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee (or the Subcommittee, as applicable).

Section 6.3.  MAJORITY RULE

    The Committee and the Subcommittee shall each act by a majority of its members in office. The Committee and Subcommittee may each act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of its members.

Section 6.4.  COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

    Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee and the Subcommittee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Subcommittee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII.
                                OTHER PROVISIONS

Section 7.1.  OPTIONS NOT TRANSFERABLE

    No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, that nothing in this Section 7.1 shall prevent transfers by will, by the applicable laws of descent and distribution or, with the consent of the Committee, the transfer of Non-Qualified Options by gift made in compliance with the federal securities laws to a family member of the Optionee or a family trust or for other estate planning purposes.

Section 7.2.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

    The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. None of the amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

    (a) The expiration of ten years from the date the Plan is adopted by the Board; or

    (b) The expiration of ten years from the date the Plan is initially approved by the Company's stockholders.

Section 7.3.  EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

    The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary of the Company. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary of the Company
(a) to establish any other forms of incentives or compensation for employees or consultants of the Company, any Parent Corporation or any Subsidiary of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.4.  TITLES

    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.5.  CONFORMITY TO SECURITIES LAWS AND CODE SECTION 162(M)

    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including, without limitation, any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PROXY                       WORLD COLOR PRESS, INC.                        PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1998

    The undersigned constitutes and appoints Robert G. Burton and Jennifer L. Adams, and each of them, as true and lawful proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of World Color Press, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders thereof to be held May 6, 1998, or at all adjournments or postponements thereof.

    Unless otherwise marked, this proxy will be voted FOR the election of all of the nominees named and FOR the adoption of the 1998 Stock Option Plan.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

 -------------------------------------------------------------------------------

                            WORLD COLOR PRESS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

[                                                                              ]

1.         ELECTION OF DIRECTORS--
           NOMINEES: Gerald S. Armstrong, Robert G.                                For All
           Burton,                                             For     Withhold    Except
           Patrice M. Daniels, Mark J. Griffin, Henry R.       All        All     As Noted
           Kravis,                                             / /        / /        / /
           Alexander Navab, Jr., Marc L. Reisch,
           George R. Roberts and Scott M. Stuart

           ----------------------------------------------
           (EXCEPT NOMINEES WRITTEN ABOVE)
2.         1998 STOCK OPTION PLAN. To consider and vote on     For      Against    Abstain
           proposal to adopt the 1998 Stock Option Plan.       / /        / /        / /


3.         In their discretion, the proxies are
           authorized to vote upon such other business as may properly come before the meeting or at all adjournments or postponements thereof.


           THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE
           NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS AND
           OF THE PROXY STATEMENT.
                  Dated: --------------------------- , 1998
             Signature(s) ---------------------------------
           -----------------------------------------------
           Please sign exactly as your name appears. Joint
           owners should each sign personally. Where
           applicable, indicate your official position or
           representative capacity.

-------------------------------------------------------------------------------
                   TRIANGLE   FOLD AND DETACH HERE   TRIANGLE

                            YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE